Exhibit 99.1
EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of Nominal Defendant, TWITTER, INC., Plaintiff,	C.A. No. 2018-0509-PAF
v.
RICHARD COSTOLO, ANTHONY NOTO, JACK DORSEY, MARJORIE SCARDINO, DAVID ROSENBLATT, EVAN WILLIAMS, PETER CURRIE, PETER FENTON, and PETER CHERNIN,
Defendants,
-and-
TWITTER, INC.,
Nominal Defendant.
BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC.,
Plaintiff,	C.A. No. 2019-0806-PAF
v.

RICHARD COSTOLO; ANTHONY NOTO; JACK DORSEY; PETER FENTON; DAVID ROSENBLATT; MARJORIE SCARDINO; EVAN WILLIAMS; PETER CHERNIN; PETER CURRIE; OMID KORDESTANI; PATRICK PICHETTE; DEBRA LEE; MARTHA LANE FOX; NGOZI OKONJO-IWEALA; BRET TAYLOR; ROBERT ZOELLICK;

Defendants,
-and-
TWITTER, INC., a Delaware corporation, Nominal Defendant.

AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT

This Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Plaintiffs Jim Porter (“Porter”), Ernesto Espinoza (“Espinoza”), and Francis Fleming (“Fleming”), each of whom commenced actions in the United States District Court for the Northern District of California, which were subsequently transferred to the United States District Court for the District of Delaware; (ii) Plaintiff Atul Verma (“Verma”), who commenced an action in the Delaware Court of Chancery; (iii) Plaintiff the Bassett Family Trust, which commenced an action in the Delaware Court of Chancery (collectively, “Plaintiffs”) (acting on their own behalves, and derivatively on behalf of Twitter, Inc. (“Twitter”) and its stockholders); (iv) Defendants Richard Costolo, Anthony Noto, Jack Dorsey, Peter Fenton, David Rosenblatt, Marjorie Scardino, Evan Williams, Peter Chernin, Peter Currie, Omid Kordestani, Patrick Pichette, Debra Lee, Martha Lane Fox, Ngozi Okonjo-Iweala, Bret Taylor, and Robert Zoellick (the “Individual Defendants”); and (v) Nominal Defendant Twitter (together with the Individual Defendants, “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the

Released Claims1 upon Court approval and subject to the terms and conditions hereof.

[1]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ IV.1. herein.

RECITALS

The Federal Derivative Action

A. Plaintiffs Porter, Espinoza, and Fleming commenced three separate stockholder derivative actions on October 24, 2016 (the “Porter Derivative Action”); November 4, 2016 (the “Espinoza Derivative Action”); and November 8, 2016 (the “Fleming Derivative Action”), respectively, on behalf of Twitter pleading claims against defendants Costolo, Noto, Dorsey, Fenton, Rosenblatt, Scardino, Williams, Chernin, Currie, and nominal defendant Twitter (collectively, the “Federal Derivative Action Defendants”) for, inter alia, violations of Section 14(a) of the Securities Exchange Act of 1934, breach of fiduciary duties, waste of corporate assets, unjust enrichment, and breach of fiduciary duties for insider selling and misappropriation of corporate information, and requesting any other relief in the United States District Court for the Northern District of California (the “Northern District of California”).2

[2]

Specifically, the Porter Derivative Action was styled Porter v. Costolo, et al., Case No. 3:16-cv-06136-JST; the Espinoza Derivative Action was styled Espinoza v. Dorsey, et al., Case No. 3:16-cv-06457-WHO; and the Fleming Derivative Action was styled Fleming v. Costolo, et al., Case No. 4:16-cv-06492-YGR.

B. By court order dated January 20, 2017, the Porter Derivative Action, Espinoza Derivative Action, and Fleming Derivative Action were consolidated under the caption In re Twitter, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-cv-06136-JST (the “Federal Derivative Action”), and Johnson Fistel, LLP f/k/a Johnson & Weaver, LLP and Robbins LLP f/k/a Robbins Arroyo LLP were appointed co-lead counsel of the Federal Derivative Action (“Federal Derivative Action Lead Counsel”). (Lead Case No. 3:16-cv-06136-JST, ECF No. 21).

C. In an effort to preserve judicial resources and the resources of the parties, on April 12, 2017, the parties in the Federal Derivative Action submitted a joint stipulation staying proceedings, which was granted on April 13, 2017 (Lead Case No. 3:16-cv-06136-JST, ECF Nos. 30-31). The joint stipulation requested deferral of the Federal Derivative Action until the resolution of an anticipated motion to dismiss to be filed by defendants in In re Twitter Inc. Sec. Litig., No. 4:16-cv-05314-JST (SK) (N.D. Cal.) (the “Related Securities Class Action”). (Lead Case No. 3:16-cv-06136-JST, ECF No. 30).

D. During the pendency of the stay, on April 14, 2017, Plaintiffs Porter, Espinoza, and Fleming filed a Verified Consolidated Shareholder Derivative Complaint. (Lead Case No. 3:16-cv-06136-JST, ECF No. 33).

E. On October 16, 2017, the Northern District of California issued an order in the Related Securities Class Action granting in part and denying in part defendants’ motion to dismiss. (Case No. 3:16-cv-05314, ECF No. 113). The Federal Derivative Action parties thereafter conferred, and on December 15, 2017, moved for transfer of venue of the Federal Derivative Action to the United States District Court for the District of Delaware (“District of Delaware”), which was granted on January 5, 2018 (Lead Case No. 3:16-cv-06136-JST, ECF Nos. 37, 40). The Federal Derivative Action was assigned civil action number 1:18-cv-00062-VAC-MPT in the District of Delaware.

F. On March 14, 2018, the Federal Derivative Action Defendants moved to again stay the Federal Derivative Action in the District of Delaware, which plaintiffs Porter, Espinoza, and Fleming opposed. (Case No. 1:18-cv-00062-VAC-MPT, ECF Nos. 53, 56). Following the parties’ briefing of the Federal Derivative Action Defendants’ stay motion, the District of Delaware granted the motion and stayed the Federal Derivative Action pending the earlier of: (i) the resolution of the Related Securities Class Action; or (ii) February 10, 2020. (Case No. 1:18-cv-00062-VAC-MPT, ECF No. 63 (the “Stay Order”)).

G. On September 12, 2018, the District of Delaware entered an Order Administratively Closing Case and instructing the District of Delaware parties to conduct matters as required by the Stay Order. (Case No. 1:18-cv-00062-VAC-MPT, ECF No. 64). On March 3, 2020, pursuant to the Stay Order advising the District of Delaware parties to arrange a teleconference with the District of Delaware within fourteen calendar days of resolution of the Related Securities Class Action or February 10, 2020, whichever occurred first, the Federal Derivative Action Defendants’ Counsel filed a Stipulation and Proposed Order Extending Stay, advising, inter alia, that the parties had agreed to extend the stay of the Federal Derivative Action until May 8, 2020, which was granted on March 3, 2020. (Case No. 1:18-cv-00062-VAC-MPT, ECF No. 66).

H. During the pendency of the stay, on May 3, 2019, Plaintiff Porter served a shareholder inspection demand on the Company pursuant to California Corporations Code § 1601, requesting certain Twitter books and records for Plaintiff Porter’s inspection. Following negotiations, Twitter agreed to produce certain documents responsive to Plaintiff Porter’s California Corporations Code § 1601 inspection demand, which were produced on February 27, 2020. In connection with this production, Plaintiff Porter continued to reserve his rights pursuant to California Corporations Code § 1601. Federal Derivative Action Lead Counsel has since reviewed all such documents in connection with the prosecution of the Federal Derivative Action and related settlement efforts.

I. On May 15, 2020, Defendants in the Federal Derivative Action submitted a status report letter to the District of Delaware court, in which Defendants stated that they intended to file a motion to dismiss the Federal Derivative Action and, in connection therewith, would discuss a briefing schedule with counsel for the Federal Derivative Action plaintiffs. On June 11, 2020, the parties to the Federal Derivative Action filed a Stipulation and Scheduling Order Governing Briefing on Defendants’ Motion to Dismiss, which was So Ordered on June 12, 2020.

J. On July 2, 2020, the Federal Derivative Action Plaintiffs filed under seal in the District of Delaware their Verified Amended Stockholder Derivative Complaint against certain of the Defendants, which referenced and attached numerous documents that Twitter had produced to the Federal Derivative Action Plaintiffs in response to Plaintiff Porter’s California Corporations Code § 1601 inspection demand.

K. On July 29, 2020, the parties to the Federal Derivative Action filed a stipulation setting a briefing schedule on defendants’ motion to dismiss the Verified Amended Stockholder Derivative Complaint, which was So Ordered the same day.

The Verma Action

L. On November 17, 2017, Plaintiff Verma served on Twitter a demand pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”) to inspect Twitter’s books and records related to Board review of Twitter’s core user engagement metrics (the “Verma 220 Demand”). Following the exchange of several letters and a telephonic meet and confer, Twitter agreed to produce certain documents responsive to the Verma 220 Demand. Plaintiff Verma’s counsel and counsel for Twitter thereafter negotiated a confidentiality agreement. The Company made an initial document production on March 13, 2018. On March 29, 2018, Plaintiff Verma’s counsel wrote to Twitter requesting additional documents. Following additional negotiation, the Company produced a subset of the additional documents requested, concluding production on June 8, 2018.

M. On July 12, 2018, after review of the produced documents, Plaintiff Verma filed under seal in the Delaware Court of Chancery his Verified Stockholder Derivative Complaint alleging claims against defendants Costolo, Noto, Dorsey, Scardino, Rosenblatt, Williams, Currie, Fenton, Chernin, and nominal defendant Twitter (collectively, the “Verma Action Defendants”) for breach of fiduciary duty, unjust enrichment, and insider trading (the “Verma Complaint”). On February 13, 2019, the Court entered the parties’ stipulated schedule governing motion to dismiss briefing.

N. On April 16, 2019, the Verma Action Defendants moved to dismiss and, in the alternative, to stay the Verma Action. The motion to dismiss generally argued that the Verma Complaint failed to adequately allege that demand was excused under Rule 23.1 and that claims were not stated under Rule 12(b)(6). In the alternative, the Verma Action Defendants asked the Court to stay the Verma Action pending resolution of the Related Securities Class Action.

O. On June 19, 2019, Plaintiff Verma filed his opposition. In opposition to the motion to dismiss, Plaintiff Verma argued that demand was excused under Rule 23.1 because a majority of Twitter’s directors either faced a substantial likelihood of liability or were not disinterested and independent of directors who faced likely liability. Plaintiff Verma argued that all four counts of the Verma Complaint stated claims and opposed the motion to stay on the grounds that the Company’s claims in the Verma Action would be prejudiced by additional delay.

P. The Verma Action Defendants filed their reply on July 19, 2019. The Court scheduled a hearing for January 7, 2020. Shortly before the argument date, the Court adjourned the hearing as a result of former Vice Chancellor Montgomery-Reeves being appointed to the Delaware Supreme Court. The Verma Action was thereafter reassigned to Vice Chancellor Fioravanti.

Q. In March 2020, Vice Chancellor Fioravanti conducted a telephonic status conference for the purpose of exploring whether the Verma Action could be coordinated with a related action styled, Bassett Family Trust v. Costolo, et al., No. 2019-0806-PAF (Del. Ch.) (the “Bassett Family Trust Action,” and together with the Federal Derivative Action and the Verma Action, the “Derivative Actions”). During the conference, Plaintiff Verma’s counsel requested that the Verma Action be permitted to proceed to a hearing on the motion to dismiss without the additional delay of waiting for briefing to conclude in the Bassett Family Trust Action.

R. Following the status conference, Vice Chancellor Fioravanti granted Plaintiff Verma’s request and set a hearing on the motion to dismiss for April 16, 2020. As the parties to the Verma Action were preparing for the hearing and following additional settlement negotiations, on April 15, 2020, the parties to the Verma Action alerted the Court that they were very close to a settlement and requested that the Court take the hearing off calendar for thirty days so that the Settling Parties could attempt to finalize a settlement. A further status conference was held on June 4, 2020, during which the parties agreed that oral argument could jointly proceed in both the Verma and Bassett Family Trust actions. Oral argument has not yet been held. The scheduling of the argument date was held in abeyance as the parties concluded settlement discussions.

The Bassett Family Trust Action

S. On May 10, 2018, Plaintiff the Bassett Family Trust sent Twitter a demand under Section 220 to inspect Twitter’s corporate books and records regarding, inter alia, Twitter’s user growth and engagement metrics and certain allegedly false and misleading statements and omissions related thereto (the “First Bassett 220 Demand”). Following negotiations, Twitter agreed to produce a subset of the documents responsive to the First Bassett 220 Demand. Thereafter, Plaintiff the Bassett Family Trust’s counsel and counsel for Twitter negotiated a confidentiality agreement, and Plaintiff the Bassett Family Trust’s counsel received, reviewed, and analyzed the produced documents.

T. On July 27, 2018, Plaintiff the Bassett Family Trust sent a letter to Twitter’s Board of Directors (the “Bassett Litigation Demand”) demanding that it undertake an independent internal investigation into the allegations set forth in the First Bassett 220 Demand (including the documents incorporated thereto), commence a civil action, take appropriate disciplinary action, and undertake a comprehensive review and overhaul of Twitter’s corporate governance and compliance practices. In support, the Bassett Litigation Demand referenced and attached numerous documents including, inter alia, documents produced to Plaintiff the Bassett Family Trust in response to the First Bassett 220 Demand. Thereafter, Plaintiff the Bassett Family Trust’s counsel had numerous email and telephone discussions regarding the Bassett Litigation Demand with counsel for Twitter and counsel for a committee of the Board of Directors established to consider the Litigation Demand (the “Committee”).

U. By letter dated January 28, 2019, the Committee’s counsel advised Plaintiff the Bassett Family Trust that the Committee had determined that further investigation of the allegations made in the Litigation Demand was not at that time in Twitter’s best interest. Following further written communications, the Committee’s counsel clarified that the Committee’s decision was not a deferral of consideration of the Bassett Litigation Demand, but rather was a refusal of the Bassett Litigation Demand.

V. On May 31, 2019, Plaintiff the Bassett Family Trust sent Twitter a second demand pursuant to Section 220 to inspect Twitter’s corporate books and records related to the Committee’s and the Board’s process in refusing the Bassett Litigation Demand (the “Second Bassett 220 Demand”). Twitter agreed to produce a subset of the documents responsive to the Second Bassett 220 Demand. Thereafter, Plaintiff the Bassett Family Trust’s counsel and counsel for Twitter negotiated a confidentiality agreement, and Plaintiff the Bassett Family Trust’s counsel received, reviewed, and analyzed the produced documents.

W. On October 8, 2019, Plaintiff the Bassett Family Trust filed under seal in the Delaware Court of Chancery its Verified Stockholder Derivative Complaint against all of the Defendants (the “Bassett Complaint”). The Bassett Complaint alleged that the Defendants breached their fiduciary duties by allegedly issuing and/or failing to correct false and misleading statements and omissions regarding Twitter’s user growth and engagement metrics and by allegedly wrongfully refusing the Litigation Demand. In support, the Bassett Complaint referenced and attached numerous documents that Twitter had produced in response to the First and Second Bassett 220 Demands. The Bassett Family Trust Action was originally assigned to Vice Chancellor Montgomery-Reeves, but, due to her appointment to the Delaware Supreme Court, was thereafter reassigned to Vice Chancellor Fioravanti.

X. On November 26, 2019, the parties to the Bassett Family Trust Action filed a stipulated schedule governing motion to dismiss briefing, which was entered by the Delaware Court of Chancery on January 14, 2020. On January 13, 2020, Defendants moved to dismiss and, in the alternative, to stay the Bassett Family Trust Action. The motion to dismiss generally argued that the Bassett Complaint failed to adequately allege that demand was wrongfully refused under Rule 23.1 and failed to state claims for relief under Rule 12(b)(6). In the alternative, Defendants asked the Court to stay the Bassett Family Trust Action pending resolution of the Related Securities Class Action.

Y. On March 20, 2020, in response to the motion and pursuant to Rule 15(aaa), Plaintiff the Bassett Family Trust filed under seal a Verified Amended Stockholder Derivative Complaint (the “Bassett Amended Complaint”). The Bassett Amended Complaint added claims for breach of fiduciary duty related to certain of the Defendants’ alleged insider trading, and, in addition to certain documents produced in response to the First and Second Bassett 220 Demands, referenced and attached a number of internal Twitter documents recently made public as part of the parties’ summary judgment briefing in the Related Securities Class Action.

Z. On March 31, 2020, the parties to the Bassett Family Trust Action filed a stipulated schedule governing renewed motion to dismiss briefing, which was entered by the Court the same day.

AA. On April 13, 2020, Defendants again moved to dismiss and, in the alternative, to stay the Bassett Family Trust Action. The motion to dismiss generally argued that the Bassett Amended Complaint failed to adequately allege that demand was wrongfully refused under Rule 23.1 and failed to state claims for relief under Rule 12(b)(6). In the alternative, Defendants asked the Court to stay the Bassett Family Trust Action pending resolution of the Related Securities Class Action. On May 1, 2020, Plaintiffs filed their opposition, and on May 15, 2020, Defendants filed their reply. A status conference was held on June 4, 2020, during which the parties agreed that oral argument could jointly proceed in both the Verma and Bassett Family Trust actions. Oral argument has not yet been held. The scheduling of the argument date was held in abeyance as the parties concluded settlement discussions.

Settlement Negotiations

BB. On October 1, 2019, Federal Derivative Action Lead Counsel, on behalf of Plaintiffs Porter, Espinoza, and Fleming, sent a confidential settlement demand letter to Defendants’ Counsel outlining a proposed framework for settlement of the Federal Derivative Action, which demanded, inter alia: (i) a monetary payment to Twitter based on the amount of damages allegedly suffered by Twitter in connection with the conduct alleged in the Federal Derivative Action; and (ii) proposed corporate governance reforms intended to be responsive to the allegations in the Federal Derivative Action. Thereafter, throughout the remainder of 2019 and into 2020, Federal Derivative Action Lead Counsel and Defendants’ Counsel engaged in preliminary settlement dialogue.

CC. Beginning in or around early February 2020, Federal Derivative Action Lead Counsel, counsel in the Verma Action, and counsel in the Bassett Family Trust Action (collectively, “Plaintiffs’ Counsel”) began coordinating their respective settlement-related efforts in an attempt to resolve the Derivative Actions. In connection with the Settling Parties’ global settlement efforts, in February 2020, Defendants’ Counsel requested an initial mediation session with all Plaintiffs’ Counsel, which was to be held on February 28, 2020 in New York, New York before the Honorable Layn R. Phillips (Fmr.), a nationally recognized mediator with extensive experience mediating complex stockholder disputes similar to the Derivative Actions, and Greg Danilow, Esq., the former co-head of the Securities Litigation Group at Weil Gotshal & Manges, both of Phillips ADR (the “Mediator”).

DD. In advance of the mediation, on February 19, 2020, Plaintiffs Verma and the Bassett Family Trust each made settlement demands and submitted mediation statements that were provided to the Mediator and all parties. On February 21, 2020, the plaintiffs in the Federal Derivative Action also submitted a mediation submission and relevant exhibits. All of the Plaintiffs thereafter engaged in settlement negotiations and discussions.

EE. On February 28, 2020, the Settling Parties engaged in an all-day mediation session in New York, New York with the Mediator, during which the Defendants provided Plaintiffs with additional internal Twitter documents. The mediation session culminated in a mediator’s recommendation from the Mediator that the Individual Defendants cause their Side ABC D&O insurance carriers to pay $38 million in cash to Twitter exclusively for the release of the claims in the Derivative Actions (the “Cash Payment”). The Settling Parties accepted the Mediator’s proposal. Although the Settling Parties were able to reach an agreement in principle on the Cash Payment at the February 28, 2020 mediation, they were unable to reach an agreement on the remaining substantive terms of the Settlement, including the corporate governance reforms (“Corporate Governance Reforms” or the “Reforms”), that day.

FF. Following the initial, all-day mediation session in New York, the Settling Parties continued to engage in arm’s-length negotiations over the course of the following week concerning the remaining terms of a settlement, including the Corporate Governance Reforms. Then, on March 6, 2020, the Settling Parties participated in a second, all-day mediation session in Corona Del Mar, California before the Mediator. The Settling Parties made substantial progress but were unable to reach an agreement on the Corporate Governance Reforms at the second mediation.

GG. In the weeks that followed the second mediation, the Settling Parties continued settlement negotiations via written and telephonic communications, with the continued oversight of the Mediator. Then, on April 15, 2020, the Settling Parties reached an agreement in principle on the remaining material substantive terms of the Settlement, including the Corporate Governance Reforms, other than the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel.

HH. Thereafter, with the substantial involvement of the Mediator, the Settling Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. On June 4, 2020, the Mediator issued a mediator’s recommendation for a fee in the amount of eight million seven hundred and fifty thousand dollars ($8,750,000) to be paid to Plaintiffs’ Counsel as attorneys’ fees and expenses by the Individual Defendants’ insurer(s) (“Fee and Expense Amount” as defined in ¶ 4.1), based on the monetary and corporate governance benefits conferred upon Twitter by the Settlement, subject to approval of the Court. The Settling Parties agreed to the mediator’s recommendation regarding the Fee and Expense Amount on July 2, 2020. The Fee and Expense Amount will be paid as follows: (i) first, eight million five hundred thousand dollars ($8,500,000) from Side A-DIC insurance policies, and (ii) second, two hundred fifty thousand dollars ($250,000) from Side ABC insurance policies.

II. The Stipulation, together with the exhibits thereto, reflects the final and binding agreement between the Settling Parties.

CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

JJ. Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.

KK. Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing documents produced in response to the Verma 220 Demand, the First and Second Bassett 220 Demands, and Plaintiff Porter’s shareholder inspection demand under California Corporations Code § 1601, as well as additional documents produced in connection with the Settling Parties’ mediation sessions; (ii) reviewing Twitter’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing media reports about the Company; (iv) researching the applicable law with respect to the claims alleged in the Derivative Actions and the potential defenses thereto; (v) preparing and filing shareholder derivative complaints in the Derivative Actions; (vi) reviewing and analyzing relevant pleadings in the Related Securities Class Action including non-public briefing and internal Twitter documents submitted as part of the parties’ summary judgment briefing, and evaluating the merits of, and Defendants’ liability in connection with, the Related Securities Class Action and the Derivative Actions, which included detailed damages analyses concerning the Company’s and Defendants’ potential exposure in connection therewith;

(vii) reviewing the Company’s existing corporate governance policies and preparing extensive settlement demands detailing proposed corporate governance reforms to strengthen the Company’s governance; (viii) participating in extensive settlement discussions, including two separate mediation sessions in New York and California, as well as continued follow-up communications with Defendants’ Counsel and the Mediator; and (ix) negotiating this Stipulation and all of the exhibits hereto.

LL. Based on Plaintiffs’ Counsel’s thorough investigation and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and is in the best interests of Twitter and its stockholders. The Settlement confers corporate benefits under Delaware law upon Twitter and its stockholders, including the payment by Twitter’s Side ABC D&O insurance carriers of $38 million in cash to the Company exclusively for the release of the derivative claims, as well as the adoption of the following categories of Corporate Governance Reforms (further detailed in Exhibit A hereto): (i) enhanced board independence and improved oversight reforms, including amendments to the charters for the Disclosure Committee and the Audit Committee; (ii) enhancements to oversight of corporate strategy and risk, internal controls, and disclosures, including the creation of the Independent Chief Compliance Officer; and (iii) enhancements to corporate policies regarding compliance training, compensation, insider trading, and recapture of cash-based incentive compensation. The terms of the Settlement directly address the claims at issue in the Derivative Actions. As such, based on the foregoing and upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Twitter and its stockholders, and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

THE INDIVIDUAL DEFENDANTS’ DENIALS

OF WRONGDOING AND LIABILITY

MM. The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Twitter and its stockholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, Twitter, or its stockholders have suffered damage, or that Plaintiffs, Twitter, or its stockholders were harmed by the conduct alleged in the Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED

by and among the Plaintiffs (acting on their own behalf, and derivatively on behalf of Twitter and its stockholders), by and through their respective attorneys of record, the Individual Defendants, and Twitter, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Actions and Released Claims shall be, subject to Court approval (and such approval becoming Final), fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Derivative Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Board” means the past, present, and future Board of Directors of Twitter.

1.2 “Cash Payment” means the $38 million in cash the Individual Defendants will cause their Side ABC D&O insurance carriers to pay to Twitter exclusively for the release of the claims asserted in the Derivative Actions.

1.3 “Corporate Governance Reforms” means the measures set forth in Exhibit A attached hereto.

1.4 “Court” means the Court of Chancery for the State of Delaware.

1.5 “Current Twitter Stockholders” means any Person who owned Twitter common stock as of the date of the execution of this Stipulation and who continues to hold such Twitter common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Twitter, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

1.6 “Defendants” means, collectively, the Individual Defendants and Twitter.

1.7 “Defendants’ Counsel” means Simpson Thacher & Bartlett LLP, Richards, Layton & Finger, P.A, and any other law firm that appeared for the Defendants in the Derivative Actions.

1.8 “Derivative Actions” means: (i) the consolidated action styled In re Twitter, Inc. Shareholder Derivative Litigation, No. 18-cv-62-MN (D. Del.), pending in U.S. District Court for the District of Delaware, including the actions styled Porter v. Costolo, et al., Case No. 3:16-cv-06136-JST; Espinoza v. Dorsey, et al., Case No. 3:16-cv-06457-WHO; and Fleming v. Costolo, et al., Case No. 4:16-cv-06492-YGR; (ii) Verma v. Costolo, et al., No. 2018-0509-PAF (Del. Ch.), pending in the Delaware Court of Chancery; and (iii) Bassett Family Trust v. Costolo, et al., C.A. No. 2019-0806-PAF (Del. Ch.), pending in the Delaware Court of Chancery.

1.9 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.

1.10 “Execution Date” means the date by which this Stipulation has been executed by all Settling Parties.

1.11 “Fee and Expense Amount” shall have the meaning defined in ¶ 4.1 hereof.

1.12 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; (2) if an appeal has been filed, the appellate court has either affirmed the Judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the appellate court’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the award of the Fee and Expense Amount or the Service Awards. Any proceeding or order, or any appeal or complaint for a writ of certiorari pertaining solely to the Fee and Expense Amount or the Service Awards, shall not in any way delay or preclude the Judgment from becoming Final.

1.13 “Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.14 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form attached hereto as Exhibit B-1.

1.15 “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.16 “Plaintiffs” means, collectively, Jim Porter, Ernesto Espinoza, Francis Fleming, Atul Verma, and the Bassett Family Trust.

1.17 “Plaintiffs’ Counsel” means Johnson Fistel, LLP, Robbins LLP, Glancy Prongay & Murray LLP, Kahn Swick & Foti, LLC, and any other law firm that appeared for the Plaintiffs in the Derivative Actions.

1.18 “Related Persons” means each of the Defendants’ past or present agents, employees, officers, directors, parents, subsidiaries, divisions, affiliates, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other person in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, trusts, predecessors, successors, and assigns.

1.19 “Released Claims” shall collectively mean any and all claims for relief (including Unknown Claims), rights, demands, suits, matters, causes of action, or liabilities, known or unknown, asserted or unasserted, that have been or could have been asserted in the Derivative Actions by Plaintiffs, Twitter, or by any Current Twitter Stockholder derivatively on behalf of Twitter against any Defendant or Released Person arising out of or based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Derivative Actions, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. Excluded from the term “Released Claims” are (i) all claims alleged in the Related Securities Class Action and (ii) all claims, rights, or obligations of Twitter or the Individual Defendants regarding indemnification, contribution, or insurance matters, as set forth in ¶ 5.5 and ¶ 5.6.

1.20 “Released Persons” means each of the Defendants and their Related Persons.

1.21 “Related Securities Class Action” means the securities class action pending in the U.S. District Court for the Northern District of California styled In re Twitter Inc. Sec. Litig., No. 4:16-cv-05314-JST (SK) (N.D. Cal.).

1.22 “Scheduling Order” means the scheduling order to be entered by the Court, substantially in the form of Exhibit B attached hereto, requesting that the Court, inter alia, approve the form and manner of the notice of the Settlement to

Current Twitter Stockholders and scheduling a Settlement Hearing to consider whether the Settlement and the Fee and Expense Amount should be finally approved.

1.23 “Settlement” means the agreement, terms, and conditions contained in this Stipulation, dated September 18, 2020, and its exhibits.

1.24 “Settlement Hearing” means any hearing or hearings at which the Court will consider final approval of the Settlement.

1.25 “Settling Parties” means, collectively, each of the Plaintiffs and each of the Defendants.

1.26 “Unknown Claims” means any of the Released Claims which Plaintiffs, Twitter, Current Twitter Stockholders, or Defendants do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Defendants shall expressly waive and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and Current Twitter Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Defendant shall expressly settle and release, and each Current Twitter Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Twitter Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

1.27 “Twitter” or the “Company” means Twitter, Inc., a Delaware corporation with its headquarters in San Francisco, California, including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

2. Terms of the Settlement

2.1 Cash Payment. The Individual Defendants will cause their Side ABC D&O insurance carriers to pay $38 million in cash to Twitter exclusively for the release of the derivative claims (the “Cash Payment”). The Cash Payment shall be paid into an escrow account jointly controlled by Twitter and Plaintiffs’ Counsel within fourteen (14) business days of the later of (i) the entry of the Scheduling Order; or (ii) the date on which Plaintiffs’ Counsel provides to the Individual Defendants’ Counsel written payment and wire instructions and a signed W-9 reflecting a valid taxpayer identification number for the account into which the Cash Payment is to be deposited. The Cash Payment will be released to Twitter within seven (7) days of the Effective Date. It is the intent of the Settling Parties that the Individual Defendants’ Side ABC D&O insurance carriers, not Twitter or any Individual Defendant, shall have responsibility for paying the Cash Payment.

2.2 Corporate Governance Reforms. The Twitter Board will adopt, implement, and maintain the Corporate Governance Reforms upon the terms and conditions set forth in Exhibit A attached hereto within a period of 150 days after the Effective Date. The Corporate Governance Reforms set forth in Exhibit A will remain in effect for a period of no less than four (4) years following the Effective Date. The Board may amend or eliminate any one or more of the Corporate Governance Reforms set forth in Exhibit A only if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company’s best interest or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Any such changes deemed material to the Company by the Company shall be reported on an annual basis in the Company’s SEC Form 10-K or SEC Form 14(a) Proxy Statement.

2.3 Settlement of the Related Securities Class Action: To the extent any proposed settlement of the Related Securities Class Action involves any expenditure made directly by the Company, approval of such settlement by the Twitter Board shall require, in addition to any vote required by law, the affirmative vote of a majority of the independent directors of Twitter.

2.4 Board Resolution. The Company’s Board, including a majority of the independent directors, has approved a resolution reflecting its determination, in a good faith exercise of their business judgment that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are the primary factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts; (b) the Corporate Governance Reforms confer corporate benefits under Delaware law on the Company and its stockholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

3. Notice and Approval

3.1 Within fifteen (15) days following the Execution Date, the Settling Parties shall submit the Stipulation, together with its exhibits, to the Court and shall jointly request entry of the Scheduling Order, substantially in the form of Exhibit B attached hereto, requesting: (i) approval of the form and manner of providing Notice (as defined below in ¶ 3.2); and (ii) establishment of the procedure and schedule for the Court’s consideration of the Settlement and Plaintiffs’ Counsel’s application for the Fee and Expense Award and Plaintiffs’ Service Awards (as defined in ¶ 4.4 below), including a date for the Settlement Hearing.

3.2 Notice shall consist of the approved Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”), which shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B-1 (“Long-Form Notice”) and Exhibit B-2 (“Summary Notice”).

3.3 Within twenty (20) business days after the entry of the Scheduling Order, Twitter shall send, or cause to be sent, a copy of the Long-Form Notice, substantially in the form attached hereto as Exhibit B-1, to each Current Twitter Stockholder (except the Individual Defendants). For those Current Twitter Stockholders that have consented to receiving information from Twitter electronically, Twitter shall send the Long-Form Notice electronically. For all other Current Twitter Stockholders, Twitter shall mail the Long-Form Notice to his, her, or its last known address appearing in the stock transfer records maintained by or on behalf of Twitter as of the close of business on the date the Stipulation was filed with the Court. All Twitter stockholders who are record holders of Twitter common stock on behalf of beneficial owners shall be requested in the Long-Form Notice to forward the Long-Form Notice to such beneficial owners of those shares. Twitter shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Long-Form Notice (i) to be made available to any record holder who, before the Settlement Hearing, requests the same for distribution to beneficial owners, or (ii) to be mailed to beneficial owners whose names and addresses Twitter receives from record owners. The costs and expenses for this mailing of the Long-Form Notice shall be borne by Twitter. Twitter shall also undertake the administrative responsibility for publication of the Notice as set as follows: within twenty (20) business days after the entry of the Scheduling Order by the Court, Twitter shall: (i) file with the SEC a Current Report on Form 8-K with an accompanying press release, attaching the Stipulation (including its exhibits) and the Long-Form Notice, substantially in the form attached hereto as Exhibit B-1; and (ii) publish the Summary Notice, substantially in the form attached hereto as Exhibit B-2, once in Investors’ Business Daily and over a national newswire such as GlobalNewsWire. Twitter shall be responsible for paying the costs and expenses related to the publication of the Notice as set forth in the preceding sentence. Plaintiffs’ Counsel shall also post the Long-Form Notice on their respective firm websites, but not until the earlier of: (i) Twitter announcing or disclosing the Settlement; or (ii) the Stipulation has been filed in the Court. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice of the Settlement to all Persons entitled to receive such notice pursuant to applicable law and due process. Prior to the Settlement Hearing, the Settling Parties shall file with the Court appropriate affidavits or declarations regarding compliance with the notice provisions herein.

3.4 The Settling Parties agree to request that the Court hold a Settlement Hearing in the Derivative Actions within sixty (60) calendar days after Notice is given, during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C attached hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; and (ii) dismissing with prejudice the Derivative Actions against the Defendants.

3.5 Following the execution of the Stipulation, the Settling Parties agree to cease all litigation activity in the Derivative Actions, except activities related to seeking approval of the Settlement from the Court. The Settling Parties further agree to jointly request a continuance of any pending motions, discovery, and any other deadlines or filing requirements in the Derivative Actions, other than those incident to the Settlement itself.

4. Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

4.1 After negotiating the principal terms of the Settlement, counsel for the Settling Parties and their insurers, acting by and through their respective counsel, with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses the Individual Defendants would cause their insurers to pay to Plaintiffs’ Counsel based on the monetary and corporate governance benefits conferred upon Twitter by the Settlement. The Individual Defendants will cause their insurers to pay up to $8,750,000.00 in attorneys’ fees and expenses, subject to approval by the Court (the “Fee and Expense Amount”).

4.2 The Fee and Expense Amount will be paid into an escrow account controlled by Plaintiffs’ Counsel within fourteen (14) business days of the later of: (i) the entry of the Scheduling Order; or (ii) the date on which Plaintiffs’ Counsel provides to the Individual Defendants’ Counsel written payment and wire instructions and a signed W-9 reflecting a valid taxpayer identification number for the account into which the Fee and Expense Amount is to be deposited. $8,500,000 shall be paid by the Individual Defendants’ insurer(s) from Side A-DIC insurance policies, and $250,000 shall be paid by the Individual Defendants’ insurer(s) from Side ABC insurance policies. The Individual Defendants’ Counsel shall provide written confirmation to Plaintiffs’ Counsel of the identity(ies) of the insurer(s) making payment from Side ABC insurance policies. It is the intent of the Settling Parties that the Individual Defendants’ insurers, not Twitter or any Individual Defendant, shall have responsibility for paying the Fee and Expense Amount.

4.3 The Fee and Expense Amount shall be immediately releasable upon the later of (i) seven (7) days after the Effective Date or (ii) the date on which the Court enters an order approving the Fee and Expense Amount (or such other amount as may be approved by the Court) that is not subject to further appeal or review. In the event that the Effective Date does not occur or the Court does not approve the Fee and Expense Amount (or approves the Fee and Expense Amount only in part), the Fee and Expense Amount (or the portion thereof in excess of the Court’s award) shall be immediately releasable to the insurers that made such payments. In the event that the Court approves the Fee and Expense Amount only in part, amounts paid to the escrow in excess of the Court’s award shall be released (i) first to the insurer(s) that made payment from Side ABC insurance policies, and (ii) second (and only if amounts paid in excess of the Court’s award exceed $250,000) to the insurers that made payment from Side A-DIC insurance policies. Plaintiffs’ Counsel shall seek approval of the agreed-to Fee and Expense Amount only in the Court.

4.4 Plaintiffs may seek service awards of up to $5,000 for each of the Plaintiffs to be paid out of the Fee and Expense Amount, subject to Court approval, which Defendants shall not oppose (“Service Awards”).

4.5 The payment of the Fee and Expense Amount pursuant to ¶¶ 4.1, 4.2, and 4.3 hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Actions. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator.

4.6 The Fee and Expense Amount, as well as any Service Awards, are subject to the approval of the Court; however, the effectiveness of the Stipulation shall not be conditioned upon the approval, in whole or in part, of the Court of either the Fee and Expense Amount or the Service Awards.

5. Releases

5.1 Within seven (7) business days of the entry of the Judgment, the parties in the Federal Derivative Action shall jointly seek an order dismissing the Federal Derivative Action with prejudice pursuant to Fed. R. Civ. P. 23.1(c), which shall attach a copy of the Judgment (“Federal Derivative Action Dismissal Order”). The Federal Derivative Action Dismissal Order shall provide that in the event the Judgment does not become Final, the Federal Derivative Action Dismissal Order shall automatically be vacated upon the filing of notice by any party to the Federal Derivative Action of the Judgment not becoming Final, and the parties to the Federal Derivative Action shall be restored to their respective positions in the Federal Derivative Action that existed immediately prior to the date of execution of this Stipulation.

5.2 Upon the Effective Date, Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Derivative Actions against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

5.3 Upon the Effective Date, Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Derivative Actions, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

5.4 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Twitter, and all of the Current Twitter Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

5.5 Notwithstanding anything to the contrary in this Stipulation, nothing herein will affect either Twitter’s or the Individual Defendants’ rights or obligations with respect to indemnification of or the advancement of fees and costs to the Individual Defendants in connection with any matter, including but not limited to the Related Securities Class Action or the Derivative Actions, or with respect to any proportionate liability analysis as provided for in the Private Securities Litigation Reform Act of 1995.

5.6 Notwithstanding anything to the contrary in this Stipulation, nothing herein shall constitute or reflect a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company.

Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to any matter, including but not limited to the Related Securities Class Action, the Derivative Actions, or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s certificate of incorporation, by-laws or operating agreement, or under applicable law. The Settlement will neither be conditioned upon the obtaining of, or judicial approval of, any releases between or among any settling defendants, except as set forth in the Stipulation, and/or any third parties nor will it be conditioned upon the settlement, or the approval of the settlement, of any other lawsuits or claims, including the Related Securities Class Action.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date shall be conditioned on the occurrence of all of the following events:

a. Court approval of the method of providing Notice, substantially in the forms of Exhibit B-1 and Exhibit B-2 attached hereto;

b. dissemination of the Notice as set forth in ¶ 3.3;

c. entry of the Judgment, substantially in the form of Exhibit C attached hereto, approving the Settlement without awarding costs to any party, except as provided herein;

d. the payment into escrow of the Cash Payment in accordance with ¶ 2.1;

e. the payment into escrow of the Fee and Expense Amount in accordance with ¶ 4.2;

f. the entry of an order dismissing the Federal Derivative Action with prejudice, which order shall have become final and non-appealable; and

g. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur, the Judgment does not become Final, or if this Stipulation is canceled or terminated in accordance with its terms: (i) all Settling Parties shall be restored to their respective positions in the Derivative Actions that existed immediately prior to the date of execution of this Stipulation; (ii) all releases delivered in connection with this Stipulation shall be null and void; (iii) the Cash Payment shall be immediately releasable to the insurer(s) that made such payment; (iv) the Fee and Expense Amount shall be immediately releasable to the insurer(s) that made such payment; (v) the terms and provisions of this Stipulation (other than those set forth in ¶¶ 1.1-1.26, 6.2-6.3, and 7.3-7.4 hereof) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose; and (vi) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Actions, or in any other action or proceeding.

6.4 No order of the Court concerning the Fee and Expense Amount or the Service Awards or any interest awarded by the Court to Plaintiffs’ Counsel, nor any modification or reversal on appeal of any such order of the Court, shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously.

7.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Twitter and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that (a) the Individual Defendants and Twitter agree that the Derivative Actions were filed in good faith and were not frivolous, and are being settled voluntarily by the Defendants; and (b) the Settling Parties agree that throughout the course of the litigation, all parties and their counsel complied with the provisions of Delaware Court of Chancery Rule 11 and Federal Rule of Civil Procedure 11. No Settling Party or Related Person of a Settling Party shall assert any claims for violation of Rule 11 of the Delaware Court of Chancery or Rule 11 of the Federal Rules of Civil Procedure, or any other similar laws relating to the institution, prosecution, defense, and/or settlement of the Derivative Actions. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses.

7.3 Neither the Settlement, this Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Twitter; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

7.4 All designations and agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of documents or information shall survive this Settlement.

7.5 Within thirty (30) days of the Effective Date, Plaintiffs shall each certify that they have destroyed or returned any documents obtained from Defendants that were marked Confidential in connection with the Derivative Actions. However, Plaintiffs’ Counsel may each retain a file copy of any court filings and any confidential attorney work-product that attaches, cites, or refers to any such documents.

7.6 All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.8 This Stipulation may be amended or modified only by a written instrument signed by, or on behalf of, all Settling Parties or their respective successors-in-interest.

7.9 This Stipulation shall be deemed drafted equally by all parties hereto.

7.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.

7.11 The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Actions.

7.12 Defendants confirm receipt of documentation from each of the Plaintiffs confirming that Plaintiffs in each of the Derivative Actions separately represented that they have owned stock in Twitter, Inc. during all relevant periods described in the Derivative Actions, that they continue to own such stock as of the date of this Stipulation, and that they have standing to pursue the claims they have asserted in each of the Derivative Actions.

7.13 It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts or law now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective, and not subject to termination by reason of any such different facts or law.

7.14 Except as otherwise expressly provided herein, all parties, including all Individual Defendants, Twitter, Defendants’ Counsel, Plaintiffs, and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

7.15 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

7.16 Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.17 Each counsel or other Person executing this Stipulation or any of its exhibits on behalf of any party hereto, hereby warrants that such Person has the full authority to do so.

7.18 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives, and any corporation or other entity into or with which any Settling Party merges, consolidates, or reorganizes.

7.19 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

7.20 The Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimiled or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.21 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to interpretation, implementation, and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.

7.22 This Stipulation and the exhibits attached hereto shall be governed by, construed, performed, and enforced in accordance with the laws of the State of Delaware, without regard to any state’s principles, policies, or provisions governing choice of law. The Settling Parties agree that the Settlement, and all matters relating to its enforcement, will be subject to the continuing jurisdiction of the Court.

7.23 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

7.24 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

7.25 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by themselves and/or by their duly authorized attorneys. Dated: December 17, 2020

MCCOLLOM D’EMILIO SMITH UEBLER LLC	RICHARDS, LAYTON & FINGER, P.A.

/s/ Thomas A. Uebler	/s/ Raymond J. DiCamillo
Thomas A. Uebler (#5074)	Raymond J. DiCamillo (#3188)
Jeremy J. Riley (#5791)	Kevin M. Gallagher (#5337)
Little Falls Centre Two	920 North King Street
2751 Centerville Road, Suite 401	Wilmington, Delaware 19801
Wilmington, Delaware 19808	DiCamillo@RLF.com
Tel.: (302) 468-5960
tuebler@mdsulaw.com	OF COUNSEL:
jriley@mdsulaw.com

OF COUNSEL:	SIMPSON THACHER & BARTLETT LLP

KAHN SWICK & FOTI, LLC	Jonathan Youngwood
Melinda A. Nicholson	425 Lexington Avenue
1100 Poydras Street	New York, NY 10017
Suite 3200	jyoungwood@stblaw.com
New Orleans, LA 70163
Tel.: (504) 455-1400	Attorneys for Defendants and
melinda.nicholson@ksfcounsel.com	Nominal Defendant Twitter, Inc.

Attorneys for Plaintiff the Bassett
Family Trust

SMITH KATZENSTEIN & JENKINS LLP

/s/ Robert K. Beste
Robert K. Beste 1000 N. West St. #1501
Wilmington, DE 19899
Tel: (302) 652-8400 rkb@skjlaw.com

OF COUNSEL:

GLANCY PRONGAY & MURRAY LLP
Matthew M. Houston
Benjamin Sachs-Michaels 712 5th Avenue
New York, NY 10019
Tel: (212) 935-7400 mhouston@glancylaw.com bsachsmichaels@glancylaw.com

Attorneys for Plaintiff Atul Verma

COOCH AND TAYLOR, P.A.

/s/ Blake A. Bennett
Blake A. Bennett
The Nemours Building 1007 N. Orange St., Suite 1120
Wilmington, DE 19801
Tel: (302) 984-3800 bbennett@coochtaylor.com

OF COUNSEL:

JOHNSON FISTEL, LLP
Michael I. Fistel, Jr. 40 Powder Springs Street
Marietta, GA 30064
Tel: (470) 632-6000 michaelf@johnsonfistel.com

ROBBINS LLP
Shane Sanders 5040 Shoreham Place
San Diego, CA 92122
Tel: (619) 525-3990 ssanders@robbinsllp.com

PROMISLOFF LAW, P.C.
David M. Promisloff 5 Great Valley Parkway, Suite 210
Malvern, PA 19355
Tel: (215) 259-5156 david@prolawpa.com

Attorneys for Plaintiffs Jim Porter,
Ernesto Espinoza, and Francis
Fleming

EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Within one hundred and fifty (150) days after final approval of the Settlement, the Board shall adopt resolutions and amend its Corporate Governance Guidelines and appropriate committee charters and/or policies, as applicable, to ensure adherence to the following Reforms, to be maintained for a period of no less than four (4) years (the “Compliance Period”).

The Company may amend or eliminate any one or more of the corporate governance reforms described herein during the Complaint Period if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company’s best interest or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Any changes deemed material to the Company by the Company that are made pursuant to the above shall be reported on an annual basis either in the Company’s SEC Form 10-K or SEC Form 14(a) Proxy Statement.

A.	Board of Directors

1.	Appointment of New Independent Directors

a)

Size of the Board; Independent Expert for Identifying New Independent Director Candidates: The Board is currently comprised of ten (10) directors, eight (8) of whom are independent under the applicable stock exchange requirements (such directors, “Independent Directors”). If the Company determines to add additional Independent Directors, the Company’s Nominating and Governance Committee shall engage a search firm to assist it in identifying and nominating new Independent Director candidates for the Board, where appropriate.

b)

California Corporations Code Compliance: On or before the statutory date of compliance, the Company shall be in compliance with California Corporations Code §§ 2115.5 and 301.3, which require that a certain minimum number of women sit on public companies’ boards.

c)

Procedure for Identifying New Independent Directors: Candidates for the Board shall be identified pursuant to the Company’s Corporate Governance Guidelines in effect from time to time. The Company’s Corporate Governance Guidelines shall be amended to expand the list of factors that the Company’s Nominating and Governance Committee and Board may consider when identifying Board candidates to include additional criteria such as: (i) a general understanding of sales and marketing, finance or other disciplines relevant to the success of a large publicly traded company; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; and (iv) personal accomplishment.

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2.	Enhanced Board Independence

The Company shall revise its Corporate Governance Guidelines and/or Nominating and Governance Committee Charter to state that the “independence” criteria that the Nominating and Governance Committee and the Board may consider when identifying independent directors are to be equally or more restrictive than the requirements of the securities exchange on which the Company’s securities are listed and applicable laws and regulations.

The Company shall also adopt stock ownership guidelines for members of the Board (equal to at least two (2) times his or her annual cash retainer in the prior year, to be achieved within 24 months of later of (A) the Effective Date of the Settlement or (B) the Director’s appointment to the Board).

3.	Board Diversity

The Company and the Board’s Nominating and Corporate Governance Committee shall consider underrepresented populations when seeking candidates for nomination to the Board and the Company’s Corporate Governance Guidelines shall be revised to expressly state the Company’s commitment to including women and individuals from minority groups in Board candidate pools.

4.	Meetings in Executive Sessions

The Company’s Corporate Governance Guidelines shall be revised to require that the Independent Directors meet in executive session at each regularly scheduled meeting of the Board and that the minutes of all such meetings be maintained. The Independent Directors shall have the power to call for reporting from any business unit at the executive session, including, without limitation, from audit and compliance segments.

5.	Director Training and Continuing Education

The Company shall revise its Corporate Governance Guidelines to require the implementation of a formal continuing education program that requires, at a minimum, the following:

a)	Each new director shall attend an orientation program provided by the Company or a nationally recognized corporate director education provider; and

b)

The Company shall sponsor presentations to the Board at least annually on corporate governance issues and best-in-class practices and will encourage all directors, absent extenuating circumstances, to participate in such ongoing education programs either in person or by video conference or other type of remote connection.

The Company shall cover reasonable expenses incurred in connection with the foregoing training.

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B.	Committee Matters

1.	Disclosure Committee

The Company shall revise the charter for its Disclosure Committee to provide that the mission of the Disclosure Committee will include establishing effective procedures and protocols at the Company relating to key metrics disclosures, to ensure that all of the Company’s significant public statements, including, but not limited to, SEC filings, material press releases, and Company’s significant statements to non-Company individuals at public or private meetings, are reviewed for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures.

The Disclosure Committee shall, among other responsibilities:

a)

Design, adopt, implement and monitor appropriate procedures and policies to ensure accurate and timely collection of information for inclusion into the Company’s quarterly earnings press releases and periodic and current SEC reports;

b)

Establish and review timelines relating to the preparation and filing of the Company’s quarterly earnings press releases and periodic SEC reports, including policies and lines of communication to ensure that relevant Company personnel timely report to the Committee information potentially requiring disclosure, in coordination with other groups within the Company as appropriate;

c)

Review the Company’s Exchange Act filings (including Forms 10-Q, Forms 10-K, Forms 8-K, and proxy statements), registration statements, or other information material to the Company’s stockholders, correspondence to stockholders, and presentations to analysts and investors;

d)

Coordinate, as necessary, the review of the Company’s quarterly earnings press releases and periodic and current SEC reports with the Company’s Senior Officers, independent accountants, internal auditors (if any), outside legal counsel and the Audit Committee;

e)	A co-chair of the Disclosure Committee or co-chair’s designee shall report periodically, but at least quarterly, to the Chief Financial Officer and the Chairman of the Audit Committee;

f)	Undertake any other duties or responsibilities as the CEO, CFO or the Audit Committee may, from time to time, prescribe; and

g)	At least annually review and assess the Company’s non-financial metrics disclosed in its Exchange Act filings.

Further, in connection with subsection (g) above:

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1.

The Disclosure Committee shall review at least annually whether additional or alternative measures of user activity should be tracked and disclosed in order to fairly present, qualify, or contextualize the Company’s business and operations.

2.

The Disclosure Committee shall, at least annually, identify and evaluate significant trends or developments in the Company’s user metrics that may have a material impact on the Company’s future operational or financial performance.

The Disclosure Committee shall hold regular meetings prior to the preparation and filing of the Company’s annual and quarterly financial statements, as well as ad-hoc meetings from time to time as directed by the CEO, CFO, the Audit Committee or as the Disclosure Committee otherwise deems appropriate. In no event shall the Disclosure Committee meet fewer than four times per calendar year.

2.	Audit Committee

The Audit Committee Charter shall be revised and amended as follows:

a)	No member of the Audit Committee shall serve on the audit committee of more than two (2) other public company audit committees;

b)	At least two members of the Audit Committee must qualify as “audit committee financial experts,” as defined under 17 C.F.R. § 229.407(d)(5);

c)	The Audit Committee shall oversee the work of the Disclosure Committee and the Chief Compliance Officer;

d)	The Audit Committee shall review with a co-chair of the Disclosure Committee the Company’s quarterly earnings press releases, periodic and current SEC reports and earnings guidance; and

e)	The Audit Committee shall meet at least four (4) times annually, in connection with filings of quarterly and annual reports with the SEC and the annual audit.

Additionally, the Audit Committee’s oversight responsibilities shall be augmented such that if the Company decides to report a previously unreported user metric in a Form 10-K or Form 10-Q filed with the SEC (or any document incorporated by reference therein), management shall discuss with the Audit Committee at the next available opportunity the metric, its definition, controls in place around it, and the purpose of its proposed disclosure.

C.	Creation of Independent Chief Compliance Officer Position

The Board shall create the position of the Chief Compliance Officer, who shall work closely with the Audit Committee of the Board. The duties of the Chief Compliance Officer shall include, but not be limited to fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Chief Compliance Officer shall be primarily responsible for managing the Company’s ethics and compliance program.

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The Compliance Officer’s primary responsibilities shall include:

a)

Managing and overseeing the Company’s ethics and compliance programs already in place (including, but not limited to the compliance with the Code of Business Conduct & Ethics), implementing procedures for monitoring and evaluating the performance of those programs, and communicating with the Audit Committee regarding progress toward meeting the goals of those programs;

b)	Working with the Company’s General Counsel to evaluate the adequacy of the Company’s internal controls over compliance, and developing proposals for improving these controls;

c)	Reporting material risks relating to compliance issues to the Audit Committee;

d)	Overseeing employee training in risk assessment and compliance.

D.	Employee Compliance Training

The Company shall mandate that all employees receive appropriate training concerning the Company’s policies (including the Code of Business Conduct & Ethics and the Insider Trading Policy). Employee compliance training shall be supervised by the Chief Compliance Officer.

E.	Insider Trading Policy

The Company shall amend as necessary its Insider Trading Policy to be administered by one or more Compliance Officers (which may include the General Counsel, the CFO and/or the newly created Chief Compliance Officer), which will provide for, at a minimum, the following:

a)

Prohibiting directors, senior executive officers, and other employees from (i) engaging in short sales; (ii) trading in publicly-traded options and other derivative securities with respect to the Company’s securities (other than stock options, RSUs or other compensatory equity awards issued to such persons by the Company); and (iii) pledging Company securities as collateral for loans, except in conjunction with an approved 10b5-1 plan;

b)

Prohibiting the trading of Company securities by Section 16 officers during quarterly blackout periods, as well as special blackout periods as determined by a Compliance Officer, except pursuant to an approved 10b5-1 plan;

c)	Disciplinary action for noncompliance with the Insider Trading Policy, including termination of employment; and

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d)	Robust 10b5-1 trading plan procedures and requirements consistent with market practices.

The Insider Trading Policy shall be subject to customary exceptions for certain transactions including, but not limited to, (i) receipt, vesting and exercise of stock options or RSUs, (ii) purchases from the Company’s Employee Stock Purchase Plan; and (iii) inheritance or change in form of ownership.

The Insider Trading Policy shall outline the administrative tasks of Compliance Officers, which shall include, but not be limited to:

a)

In conjunction with the General Counsel or his/her delegate, conducting an annual review to ensure that the Insider Trading Policy is amended as necessary to remain up to date with insider trading laws and regulations; and

b)	Determining any blackout periods under the Insider Trading Policy.

The Insider Trading Policy shall outline procedures for the submission of complaints from Company employees regarding potential violations of the Insider Trading Policy. These procedures shall provide:

a)

That complaints made may be submitted confidentially via Twitter’s Employee Helpline, (ethicshelpline.twitter.com) a service that is available globally 24/7/365 and can receive reports or questions via phone or intranet, including anonymously where permitted by law.

b)	One or more of the Compliance Officers or his/her/their delegates will review such complaints;

c)	Prompt action will be taken where appropriate;

d)	Compliance Officers may utilize outside legal counsel and other experts and advisors to investigate allegations of Insider Trading; and

e)	The Company will not take any inappropriate retaliatory action against any Company employee with respect to good faith reporting of complaints relating to or arising out of the Policy.

The Insider Trading Policy may be revised as necessary so that its terms and conditions will comply with all applicable laws, rules and regulations applicable to the Company and its directors, senior executive officers and other employees. The Insider Trading Policy will be made available to all employees via a link within the Code of Business Conduct & Ethics compliance training, as discussed above.

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F.	Compensation Policies

1.	Compensation Committee

The Company’s Compensation Committee Charter shall be amended to provide that where the Company identifies a significant risk that potentially affects executive compensation in a material way, the Compensation Committee shall assess whether and how to align executive compensation with the Company’s long-term goals in light of the risk.

2.	Clawback Policy

The Company shall maintain a Clawback Policy that permits the Company to require that any current or former officer of the Company who is (or was at the relevant time) subject to Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the “Participants”) repay certain cash-based incentive compensation or performance-based equity compensation to the Company if the Compensation Committee determines that a Participant’s actions caused or partially caused the Company to restate all or a portion of its financial statements to correct an error that is material to any previously issued financial statement.

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Exhibit B	EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of
Nominal Defendant, TWITTER, INC., Plaintiff,	C.A. No. 2018-0509-PAF
v.
RICHARD COSTOLO, ANTHONY
NOTO, JACK DORSEY, MARJORIE
SCARDINO, DAVID ROSENBLATT,
EVAN WILLIAMS, PETER CURRIE,
PETER FENTON, and PETER CHERNIN, Defendants,

-and-

TWITTER, INC.,

Nominal Defendant.
BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC., Plaintiff,	C.A. No. 2019-0806-PAF

v.

RICHARD COSTOLO; ANTHONY
NOTO; JACK DORSEY; PETER
FENTON; DAVID ROSENBLATT;
MARJORIE SCARDINO; EVAN
WILLIAMS; PETER CHERNIN; PETER
CURRIE; OMID KORDESTANI;
PATRICK PICHETTE; DEBRA LEE;
MARTHA LANE FOX; NGOZI
OKONJO-IWEALA; BRET TAYLOR;
ROBERT ZOELLICK;

Defendants,

-and-

TWITTER, INC., a Delaware corporation, Nominal Defendant.

[PROPOSED] SCHEDULING ORDER

WHEREAS:

A. Plaintiffs and Defendants in the above-captioned Derivative Actions have entered into an Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”),1 which provides for settlement and dismissal of the Derivative Actions upon the terms and conditions set forth in the Stipulation;

B. Plaintiffs have made an application, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to Current Twitter Stockholders and scheduling the date and time for the Settlement Hearing;

C. The Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to Current Twitter Stockholders; and all Parties having consented to the entry of this Order;

[1]	Unless otherwise defined herein, capitalized terms used in this Scheduling Order shall have the meanings assigned to them in the Stipulation.

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NOW THEREFORE, IT IS HEREBY ORDERED that:

1. Settlement Hearing: The Court will hold a settlement fairness hearing (the “Settlement Hearing”) on __________, 2020, at __: __ __.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety) for the following purpose: (a) to determine whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, Twitter, and its stockholders, and should be approved by the Court; (b) to determine whether a Final Order and Judgment substantially in the form attached to the Stipulation as Exhibit C should be entered dismissing with prejudice the Derivative Actions against the Defendants and extinguishing and releasing the Released Claims; (c) to determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”), and for a service award to each of the five named Plaintiffs (“Service Award Application”), should be approved; (d) to hear and consider any objections to the Settlement, the Fee and Expense Application, or the Service Award Application; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

2. The Court may adjourn the Settlement Hearing without further notice to Current Twitter Stockholders.

3. The Court reserves the right to approve the proposed Settlement with such modifications as the Parties may agree to without further notice to Current Twitter Stockholders.

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4. Manner of Giving Notice: Notice of the Settlement and the Settlement Hearing shall be given as follows:

(a) Within twenty (20) business days after the entry of this Scheduling Order, Twitter shall, at Twitter’s cost, send, or cause to be sent, a copy of the Long-Form Notice, substantially in the form attached to the Stipulation as Exhibit B-1, to each Current Twitter Stockholder (except the Individual Defendants). For those Current Twitter Stockholders that have consented to receiving information from Twitter electronically, Twitter shall send the Long-Form Notice electronically. For all other Current Twitter Stockholders, Twitter shall mail the Long-Form Notice to his, her, or its last known address appearing in the stock transfer records maintained by or on behalf of Twitter as of the close of business on the date the Stipulation was filed with the Court. All Twitter stockholders who are record holders of Twitter common stock on behalf of beneficial owners shall be requested in the Long-Form Notice to forward the Long-Form Notice to such beneficial owners of those shares. Twitter shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Long-Form Notice (i) to be made available to any record holder who, before the Settlement Hearing, requests the same for distribution to beneficial owners, or (ii) to be mailed to beneficial owners whose names and addresses Twitter receives from record owners.

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(b) Within twenty (20) business days after the entry of this Scheduling Order, Twitter shall, at Twitter’s cost: (i) file with the SEC a Current Report on Form 8-K with an accompanying press release, attaching the Stipulation (including its exhibits) and the Long-Form Notice, substantially in the form attached hereto as Exhibit B-1; and (ii) publish the Summary Notice, substantially in the form attached hereto as Exhibit B-2, once in Investors’ Business Daily and over a national newswire such as GlobalNewsWire.

(c) Within twenty (20) business days after the entry of this Scheduling Order, Plaintiffs’ Counsel shall, at their cost, post the Long-Form Notice on their respective firm websites.

(d) Prior to the Settlement Hearing, the Settling Parties shall file with the Court appropriate affidavits or declarations regarding compliance with the notice provisions listed above.

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5. Approval of Form and Content of Notice: The Court (a) approves as to form and content the Notice, attached to the Stipulation as Exhibits B-1 and B-2, and (b) finds that issuance of the Notice in the manner set forth in paragraph 4 above: (i) constitutes notice that is reasonably calculated, under the circumstances, to apprise Current Twitter Stockholders of the pendency of the Derivative Actions, of the effect of the proposed Settlement (including the releases to be provided thereunder), of the Fee and Expense Application, of the Service Award Application, of their right to object to the Settlement, the Fee and Expense Application, or the Service Award Application, and of their right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (iii) satisfies the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules. The date and time of the Settlement Hearing shall be included in the Notice before it is issued.

6. Appearance and Objections at the Settlement Hearing: Any Current Twitter Stockholder who objects to the Settlement, the Fee and Expense Application, or the Service Award Application, or who otherwise wishes to be heard, may appear personally or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person shall be heard, and no briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court, unless, no later than 21 calendar days before the Settlement Hearing, such Person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and serves upon the attorneys

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listed below: (a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel; (b) proof that the objector owned Twitter common stock as of the date of the execution of the Stipulation and continues to hold such shares; and (c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings which such Person desires the Court to consider, including any legal and evidentiary support. These writings must also be served by File and Serve Xpress, by email, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than 21 calendar days before the Settlement Hearing:

To Plaintiff the Bassett Family Trust	Thomas A. Uebler
Jeremy J. Riley
MCCOLLOM D’EMILIO SMITH UEBLER LLC
Little Falls Centre Two
2751 Centerville Road, Suite 401
Wilmington, Delaware 19808

To Plaintiff Atul Verma	Robert K. Beste
SMITH KATZENSTEIN & JENKINS LLP
1000 N. West St. #501
Wilmington, Delaware 19899

To Plaintiffs Jim Porter, Ernesto	Blake A. Bennett
Espinoza, and Francis Fleming	COOCH AND TAYLOR, P.A.
The Nemours Building
1007 N. Orange St., Suite 1120
Wilmington, Delaware 19801

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To Defendants	Raymond J. DiCamillo
Kevin M. Gallagher RICHARDS, LAYTON & FINGER, P.A. 920 North King Street Wilmington, Delaware 19801

7. Unless the Court orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, the Fee and Expense Application, or the Service Award Application and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ fees and litigation expenses and service awards, or from otherwise being heard concerning the Settlement, the Fee and Expense Application or the Service Award Application in this or any other proceeding.

8. Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Derivative Actions other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs and all other Current Twitter Stockholders from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons.

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9. Termination of the Settlement: If the Settlement is terminated pursuant to ¶ 6.2 of the Stipulation, the Settling Parties shall be restored to their respective positions in the Derivative Actions that existed immediately prior to the date of execution of the Stipulation.

10. No Admission: As stated in ¶ 7.3 of the Stipulation,

(a) Neither the Settlement, the Stipulation (including any exhibits attached thereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Twitter; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum.

(b) Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

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11. Supporting Papers: Plaintiffs’ Counsel shall file and serve the opening papers in support of the proposed Settlement, plus the Fee and Expense Application and Service Award Application, and any supporting papers, no later than 35 calendar days before the Settlement Hearing. Opposition papers, if any, shall be filed and served no later than 21 calendar days before the Settlement Hearing. Reply papers, if any, shall be filed and served no later than 7 calendar days before the Settlement Hearing.

DATED: _______________, 2020

Vice Chancellor Paul A. Fioravanti, Jr.

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Exhibit B-1	EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of
Nominal Defendant, TWITTER, INC., Plaintiff,	C.A. No. 2018-0509-PAF

v.

RICHARD COSTOLO, ANTHONY
NOTO, JACK DORSEY, MARJORIE
SCARDINO, DAVID ROSENBLATT,
EVAN WILLIAMS, PETER CURRIE,
PETER FENTON, and PETER CHERNIN, Defendants,
-and-

TWITTER, INC.,
Nominal Defendant.

BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC.,

Plaintiff,	C.A. No. 2019-0806-PAF
v.

RICHARD COSTOLO; ANTHONY
NOTO; JACK DORSEY; PETER
FENTON; DAVID ROSENBLATT;
MARJORIE SCARDINO; EVAN
WILLIAMS; PETER CHERNIN; PETER
CURRIE; OMID KORDESTANI;
PATRICK PICHETTE; DEBRA LEE;
MARTHA LANE FOX; NGOZI
OKONJO-IWEALA; BRET TAYLOR;
ROBERT ZOELLICK; Defendants,

-and-

TWITTER, INC., a Delaware corporation, .

Nominal Defendant.

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT IN DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from an attorney

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF TWITTER, INC. (“TWITTER”) AS OF THE CLOSE OF BUSINESS ON DECEMBER __, 2020 (“CURRENT TWITTER STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

This Notice relates to a proposed settlement (the “Settlement”) of the lawsuits whose captions appear on pages 1 and 2 of this Notice (the “Derivative Actions”). The Derivative Actions were brought by Twitter stockholders on behalf of Twitter and are pending in the Court of Chancery of the State of Delaware (the “Court”) and the United States District Court for the District of Delaware. If the Court approves the Settlement, it will resolve all claims brought, or that could have brought, in the Derivative Actions.

The complete terms of the Settlement, which will not take effect unless approved by the Court, are set forth in an Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”), entered into by and among: (i) plaintiffs Jim Porter, Ernesto Espinoza, Francis Fleming, Atul Verma, and the Bassett Family Trust (“Plaintiffs”), derivatively on behalf of Twitter; (ii) defendants Richard Costolo, Anthony Noto, Jack Dorsey, Peter Fenton, David Rosenblatt, Marjorie Scardino, Evan Williams, Peter Chernin, Peter Currie, Omid Kordestani, Patrick Pichette, Debra Lee, Martha Lane Fox, Ngozi Okonjo-Iweala, Bret Taylor, and Robert Zoellick (collectively, the “Individual Defendants”); and (iii) Twitter, as nominal defendant (together with the Individual Defendants, “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”).1

Because the Derivative Actions were brought derivatively on behalf of Twitter, the benefits of this Settlement will go directly to Twitter and not to Current Twitter Stockholders. Thus, Current Twitter Stockholders will not submit claims in connection with the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1 Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation. A copy of the Stipulation is being filed concurrently herewith as part of the Form 8-K, and is also available at [link to Twitter’s website] or by contacting counsel listed below.

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The purpose of this Notice is to inform Current Twitter Stockholders about (a) the Derivative Actions; (b) the Settlement; (c) Current Twitter Stockholders’ rights with respect to the Settlement; and (d) the hearing that the Court will hold on ________, 2020 at __:__ _.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety).

At this hearing (the “Settlement Hearing”), the Court will, among other things: (a) determine whether the Settlement is fair, reasonable, and adequate to Plaintiffs, Twitter, and its stockholders, and should be approved by the Court; (b) determine whether a Final Order and Judgment should be entered dismissing with prejudice the Derivative Actions and extinguishing and releasing the Released Claims; (c) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”), and for a service award to each of the five named Plaintiffs (“Service Award Application”), should be approved; (d) hear and consider any objections to the Settlement or the Fee and Expense Application and the Service Award Application to be submitted by Plaintiffs’ Counsel; and (e) consider any other matters concerning the Settlement that may properly be brought before the Court.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. THIS IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.

Between October and November 2016, plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming each filed derivative actions on behalf of Twitter against defendants Costolo, Noto, Dorsey, Fenton, Rosenblatt, Scardino, Williams, Chernin, and Currie in the United States District Court for the Northern District of California. On January 20, 2017, these actions were consolidated under the caption In re Twitter, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-cv-06136-JST (the “Federal Derivative Action”) and co-lead counsel was appointed. On January 5, 2018, the Federal Derivative Action was transferred to the United States District Court for the District of Delaware. On July 2, 2020, plaintiffs in the Federal Derivative Action filed an amended complaint, following a demand for review of documents produced by Twitter in response to a demand for books and records pursuant to California Corporations Code § 1601.

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On June 12, 2018, following a review of certain books and records produced by Twitter in response to a demand pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”), plaintiff Atul Verma filed under seal a derivative action on behalf of Twitter against defendants Costolo, Noto, Dorsey, Scardino, Rosenblatt, Williams, Currie, Fenton, and Chernin in the Court.

On October 8, 2019, plaintiff the Bassett Family Trust filed under seal in the Court a derivative action against the Individual Defendants. This complaint was filed after the Bassett Family Trust received documents pursuant to a Section 220 demand; sent a letter to Twitter’s Board of Directors (“Bassett Litigation Demand”) demanding that it undertake an independent internal investigation into the allegations; and sent a second Section 220 demand related to the Board’s process in refusing the Bassett Litigation Demand. On March 20, 2020, the Bassett Family Trust filed under seal an amended complaint, adding additional claims for breach of fiduciary duty and incorporating additional documents recently made public in a related securities class action.

The Derivative Actions collectively allege violations of Section 14(a) of the Securities Exchange Act of 1934, breach of fiduciary duties, waste of corporate assets, unjust enrichment, and breach of fiduciary duties for insider selling and misappropriation of corporate information. Though Defendants have filed motions to dismiss the derivative actions pending in the Court, no decision has yet been rendered by the Court.

The Settling Parties participated in full-day mediations in February 2020 and March 2020. In the weeks following the second mediation, the Settling Parties continued settlement negotiations via written and telephonic communications with the continued oversight of the mediators and ultimately reached an agreement in principle to settle the Derivative Actions on April 15, 2020. The Settling Parties then drafted and negotiated the Stipulation to memorialize the terms of the Settlement. Plaintiffs intend to submit a Fee and Expense Application and a Service Award Application to the Court.

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WHAT ARE THE TERMS OF THE PROPOSED SETTLEMENT?

In consideration of the proposed Settlement, the Individual Defendants will cause their insurance carriers to pay $38 million in cash to Twitter (the “Cash Payment”). The attorneys’ fees and litigation expenses to Plaintiffs’ Counsel will be paid by the Individual Defendants’ insurance carriers. In addition to the Cash Payment, the Twitter Board will adopt, implement, and maintain the Corporate Governance Reforms set forth in Exhibit A to the Stipulation, which include (among other things): (i) enhanced board independence and oversight reforms, including amendments to the charters for the Disclosure Committee and the Audit Committee; (ii) enhancements to oversight of corporate strategy and risk, internal controls, and disclosures, including the creation of the Independent Chief Compliance Officer; and (iii) enhancements to corporate policies regarding compliance training, compensation, insider trading, and recapture of cash-based incentive compensation. The Derivative Actions will be dismissed with prejudice. Plaintiffs will release the Released Persons from claims relating to the Derivative Actions, and Defendants will release Plaintiffs from any claim relating to the bringing and prosecution of the Derivative Actions.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

Before final approval of the proposed Settlement, Plaintiffs’ Counsel will file a Fee and Expense Application with the Court. The Individual Defendants will cause their insurers to pay up to $8,750,000.00 in attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to approval by the Court. Any resulting award of fees and expenses will be paid in its entirety by the Individual Defendants’ insurer(s).

Plaintiffs’ Counsel will apply to the Court for a service award to each of the five named Plaintiffs for his or its services as a derivative representative of up to $5,000 to be payable from the fees and expenses the Court awards to Plaintiffs’ Counsel in connection with the Fee and Expense Application. Defendants do not oppose the Service Award Application.

The Settling Parties’ agreement on the Fee and Expense Amount (i) was reached only after all other material terms of the Settlement were agreed and (ii) was reached following good-faith negotiation, with the assistance of the mediators.

WHY ARE THE PARTIES SETTLING?

The Settling Parties have determined that it is desirable and beneficial that the Derivative Actions and any dispute related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

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Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Twitter and its stockholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, Twitter, or its stockholders have suffered damage, or that Plaintiffs, Twitter, or its stockholders were harmed by the conduct alleged in the Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). Pursuant to the Judgment, within seven (7) calendar days of the Effective Date, the Derivative Actions will be dismissed with prejudice, and, upon the Effective Date, the following releases will occur:

(a)

Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons.

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(b)

Each of the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Twitter, and all of the Current Twitter Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims.

(c)

Upon the Effective Date, Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Derivative Actions, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

Until the Court decides whether to approve the Settlement, Plaintiffs and all other Current Twitter Stockholders are barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons.

The Stipulation defines these capitalized terms as follows:

“‘Related Persons’ means each of the Defendants’ past or present agents, employees, officers, directors, parents, subsidiaries, divisions, affiliates, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other person in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, trusts, predecessors, successors, and assigns.”

“‘Released Claims’ shall collectively mean any and all claims for relief (including Unknown Claims), rights, demands, suits, matters, causes of action, or liabilities, known or unknown, asserted or unasserted, that have been or could have been asserted in the Derivative Actions by Plaintiffs, Twitter, or by any Current Twitter Stockholder derivatively on behalf of Twitter against any Defendant or

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Released Person arising out of or based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Derivative Actions, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. Excluded from the term “Released Claims” are (i) all claims alleged in the Related Securities Class Action and (ii) all claims, rights, or obligations of Twitter or the Individual Defendants regarding indemnification, contribution, or insurance matters, as set forth in ¶ 5.5 and ¶ 5.6.”

“‘Released Persons’ means each of the Defendants and their Related Persons.”

“‘Unknown Claims’ means any of the Released Claims which Plaintiffs, Twitter, Current Twitter Stockholders, or Defendants do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Defendants shall expressly waive and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and Current Twitter Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Defendant shall expressly settle and release, and each

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Current Twitter Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Twitter Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.”

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before the Honorable Paul A. Fioravanti, Jr., Vice Chancellor, on ______________, 2020 at __:__ _.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety). The Court may change the date or time of the Settlement Hearing without further notice to the stockholders.

At the Settlement Hearing, the Court will consider, among other things: the matters listed on page 1 under the heading “WHAT IS THE PURPOSE OF THIS NOTICE?”

Any Current Twitter Stockholder who objects to the Settlement, the Fee and Expense Application, or the Service Award Application, or who otherwise wishes to be heard, may appear personally or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person shall be heard, and no briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court unless, no later than 21 calendar days before the Settlement Hearing, such Person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and serves upon the attorneys listed below: (a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel;

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(b) proof that the objector owned Twitter common stock as of the date of the execution of the Stipulation and continues to hold such shares; and (c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings which such Person desires the Court to consider, including any legal and evidentiary support. These writings must also be served by File and Serve Xpress, by email, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than 21 calendar days before the Settlement Hearing:

To Plaintiff the Bassett Family Trust	Thomas A. Uebler
Jeremy J. Riley
MCCOLLOM D’EMILIO SMITH UEBLER LLC
Little Falls Centre Two
2751 Centerville Road, Suite 401
Wilmington, Delaware 19808

To Plaintiff Atul Verma	Robert K. Beste
SMITH KATZENSTEIN & JENKINS LLP
1000 N. West St. #501
Wilmington, Delaware 19899

To Plaintiffs Jim Porter, Ernesto	Blake A. Bennett
Espinoza, and Francis Fleming	COOCH AND TAYLOR, P.A.
The Nemours Building
1007 N. Orange St., Suite 1120
Wilmington, Delaware 19801

To Defendants	Raymond J. DiCamillo
Kevin M. Gallagher
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, Delaware 19801

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Unless the Court orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, the Fee and Expense Application, or the Service Award Application and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ fees and litigation expenses and special awards, or from otherwise being heard concerning the Settlement, the Fee and Expense Application or the Service Award Application in this or any other proceeding.

NOTICE TO PERSONS OR ENTITIES HOLDING

RECORD OWNERSHIP ON BEHALF OF OTHERS

If you are a brokerage firm, bank, or other person or entity who or that held shares of common stock of Twitter as of the close of business on _____________, as a record holder for the beneficial interest of persons or organizations other than yourself, you are hereby requested to promptly send this Notice to all of the respective beneficial owners. If additional copies of this Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

[Name]

[Address]

[Phone Number]

[Email]

WHERE CAN I FIND ADDITIONAL INFORMATION?

This Notice contains only a summary of the terms of the Settlement. For more detailed information about the matters involved in the Action, you may refer to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

For more information concerning the Settlement, you may also call or write to any of the following Plaintiffs’ Counsel: (a) counsel to Plaintiff the Bassett Family Trust, Thomas A. Uebler, McCollom D’Emilio Smith Uebler LLC, Little Falls Centre Two, 2751 Centerville Road, Suite 401, Wilmington, Delaware 19808; (b) counsel to Plaintiff Atul Verma, Robert K. Beste, Smith Katzenstein & Jenkins LLP, 1000 N. West St. #501, Wilmington, Delaware 19899; or (c) counsel to Plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming, Blake A. Bennett, Cooch and Taylor, P.A., The Nemours Building, 1007 N. Orange St., Suite 1120, Wilmington, Delaware 19801.

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DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: _____________, 2020

BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF
DELAWARE

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Exhibit B-2	EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of Nominal Defendant, TWITTER, INC.,	C.A. No. 2018-0509-PAF
Plaintiff,

v.

RICHARD COSTOLO, ANTHONY NOTO, JACK DORSEY, MARJORIE SCARDINO, DAVID ROSENBLATT, EVAN WILLIAMS, PETER CURRIE, PETER FENTON, and PETER CHERNIN,

Defendants,

-and-

TWITTER, INC.,

Nominal Defendant.

BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC.,	C.A. No. 2019-0806-PAF
Plaintiff,

v.

RICHARD COSTOLO; ANTHONY

NOTO; JACK DORSEY; PETER

FENTON; DAVID ROSENBLATT;

MARJORIE SCARDINO; EVAN

WILLIAMS; PETER CHERNIN; PETER

CURRIE; OMID KORDESTANI;

PATRICK PICHETTE; DEBRA LEE;

MARTHA LANE FOX;

NGOZI OKONJO-IWEALA; BRET TAYLOR;

ROBERT ZOELLICK;

Defendants,

-and-

TWITTER, INC., a Delaware corporation,

Nominal Defendant.

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from an attorney

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF TWITTER, INC. (“TWITTER”) COMMON STOCK (TICKER SYMBOL: TWTR) AS OF THE CLOSE OF BUSINESS ON DECEMBER __, 2020 (“CURRENT TWITTER STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, CURRENT TWITTER STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS WITH RESPECT TO THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PLEASE TAKE NOTICE that the above-captioned stockholder derivative actions are being settled, and the parties have entered into an Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”). The terms of the proposed Settlement are set forth in the Stipulation, and all capitalized terms herein have the same meaning as defined in the Stipulation. This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. A further notice describing the Derivative Actions along with the text of the Stipulation is available for review as an exhibit to a Form 8-K filed with the SEC by Twitter on ________and is also available at [link to Twitter’s website].

In consideration of the proposed Settlement, the Individual Defendants will cause their insurance carriers to pay $38 million in cash to Twitter. Additionally, Twitter’s Board will adopt, implement, and maintain changes to Twitter’s corporate governance.

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IF YOU ARE A CURRENT RECORD BENEFICIAL OWNER OF TWITTER COMMON STOCK AS OF DECEMBER __, 2020, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION.

On ________, 2020 at __:__ _.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Paul A. Fioravanti, Jr at the Court of Chancery of the State of Delaware (the “Court”), Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety) to: (a) determine whether the Settlement is fair, reasonable, and adequate to Plaintiffs, Twitter, and its stockholders, and should be approved by the Court; (b) determine whether a Final Order and Judgment should be entered dismissing with prejudice the Derivative Actions and extinguishing and releasing the Released Claims; (c) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”), and for a service award to each of the five named Plaintiffs (“Service Award Application”), should be approved; (d) hear and consider any objections to the Settlement or the Fee and Expense Application and the Service Award Application to be submitted by Plaintiffs’ Counsel; and (e) consider any other matters concerning the Settlement that may properly be brought before the Court. The Court may adjourn the date of the Settlement Hearing without further notice to Current Twitter Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

Any Current Twitter Stockholder as of December __, 2020 shall have the right to appear and to be heard at the Settlement Hearing. However, no stockholder shall be heard at the Settlement Hearing unless, at least twenty-one (21) calendar days prior to the date of the Settlement Hearing, such stockholder has filed with the Court and delivered to counsel for the Settling Parties a written notice of objection in accordance with the requirements below. Only stockholders who have filed and delivered validly and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Any written notice of objection must contain the following information:

(a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel;

(b) proof that the objector owned Twitter common stock as of the date of the execution of the Stipulation and continues to hold such shares; and

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(c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings which such Person desires the Court to consider, including any legal and evidentiary support.

If you wish to object to the settlement, you must file a written objection setting forth the grounds for such objection and the information listed above with the Court on or before 21 calendar days before the Settlement Hearing, with service to: (a) counsel to Plaintiff the Bassett Family Trust, Thomas A. Uebler, McCollom D’Emilio Smith Uebler LLC, Little Falls Centre Two, 2751 Centerville Road, Suite 401, Wilmington, Delaware 19808; (b) counsel to Plaintiff Atul Verma, Robert K. Beste, Smith Katzenstein & Jenkins LLP, 1000 N. West St. #501, Wilmington, Delaware 19899; (c) counsel to Plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming, Blake A. Bennett, Cooch and Taylor, P.A., The Nemours Building, 1007 N. Orange St., Suite 1120, Wilmington, Delaware 19801; (d) counsel to Defendants, Raymond J. DiCamillo, Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above counsel. Any Person who fails to object in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed settlement as set forth in the Stipulation and the Judgment, or to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court. Current Twitter Stockholders who have no objection to the settlement do not need to appear at the Settlement Hearing or take any other action.

Inquiries may be made to Plaintiffs’ Counsel: (a) counsel to Plaintiff the Bassett Family Trust, Thomas A. Uebler, McCollom D’Emilio Smith Uebler LLC, Little Falls Centre Two, 2751 Centerville Road, Suite 401, Wilmington, Delaware 19808; (b) counsel to Plaintiff Atul Verma, Robert K. Beste, Smith Katzenstein & Jenkins LLP, 1000 N. West St. #501, Wilmington, Delaware 19899; or (c) counsel to Plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming, Blake A. Bennett, Cooch and Taylor, P.A., The Nemours Building, 1007 N. Orange St., Suite 1120, Wilmington, Delaware 19801.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: _____________, 2020

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Exhibit C	EFiled: Dec 17 2020 05:08PM EST Transaction ID 66196205 Case No. 2019-0806-PAF

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of Nominal Defendant, TWITTER, INC.,

Plaintiff,	C.A. No. 2018-0509-PAF

v.

RICHARD COSTOLO, ANTHONY NOTO, JACK DORSEY, MARJORIE SCARDINO, DAVID ROSENBLATT, EVAN WILLIAMS, PETER CURRIE, PETER FENTON, and PETER CHERNIN,

Defendants,

-and-

TWITTER, INC.,

Nominal Defendant.

BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC.,

Plaintiff,	C.A. No. 2019-0806-PAF

v.

RICHARD COSTOLO; ANTHONY
NOTO; JACK DORSEY; PETER
FENTON; DAVID ROSENBLATT;
MARJORIE SCARDINO; EVAN
WILLIAMS; PETER CHERNIN; PETER
CURRIE; OMID KORDESTANI;
PATRICK PICHETTE; DEBRA LEE;
MARTHA LANE FOX; NGOZI
OKONJO-IWEALA; BRET TAYLOR;
ROBERT ZOELLICK;

Defendants,

-and-

TWITTER, INC., a Delaware corporation,

Nominal Defendant.

[PROPOSED] FINAL ORDER AND JUDGMENT

A hearing was held before this Court on _____________, 2020 (the “Settlement Hearing”), to determine whether the terms and conditions of the Settlement—as reflected in the Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”),1 which is incorporated herein by reference—are fair, reasonable, and adequate for the settlement of all Released Claims; and whether this Final Order and Judgment (the “Judgment”) should be entered in the above-captioned actions (the “Derivative Actions”).

It appearing that due notice of the Settlement Hearing has been given in accordance with the Scheduling Order, the Settling Parties having appeared by their respective attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the Settling Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Current Twitter Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,

[1]	Unless otherwise defined herein, capitalized terms used in this Final Order and Judgment shall have the meanings assigned to them in the Stipulation.

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NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. The Court has jurisdiction over the subject matter of the Derivative Actions, and all matters relating to the Settlement, as well as personal jurisdiction over the Settling Parties and Current Twitter Stockholders.

2. This Final Judgment incorporates and makes a part hereof: (a) the Stipulation; (b) the Notice; and (c) the Scheduling Order.

3. Based on the record in the Derivative Actions, the Court finds that each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Derivative Actions have been properly maintained according to Court of Chancery Rule 23.1. Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Twitter and its stockholders, both in terms of litigating the Derivative Actions and for purposes of entering into and implementing the Settlement.

4. The Court further finds that:

(a)	the Individual Defendants and Twitter agree that the Derivative Actions were filed in good faith and were not frivolous, and are being settled voluntarily by the Defendants; and

(b)

the Settling Parties agree that throughout the course of the litigation, all parties and their counsel complied with the provisions of Delaware Court of Chancery Rule 11 and Federal Rule of Civil Procedure 11.

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5. The Court finds that the Notice program:

(a) was implemented in accordance with the Scheduling Order;

(b) constituted notice that was reasonably calculated, under the circumstances, to apprise Current Twitter Stockholders of: (i) the pendency of the Action; (ii) the effect of the proposed Settlement (including the releases to be provided thereunder); (iii) Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”) and application for a service award to each of the five named Plaintiffs (“Service Award Application”); (iv) their right to object to the Settlement, Fee and Expense Application, or the Service Award Application; and (v) their right to appear at the Settlement Hearing.

(c) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and

(d) satisfied the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and regulations.

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6. Pursuant to, and in accordance with, Court of Chancery Rule 23.1, the Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects and finds that the Settlement is, in all respects, fair, reasonable, and adequate to Plaintiffs, Twitter, and its stockholders. The Settling Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.

7. The definitions related to the Releases contained in ¶¶ 1.18, 1.19, 1.20, 1.26 of the Stipulation are expressly incorporated herein by reference and restated as follows:

(a) “Related Persons” means each of the Defendants’ past or present agents, employees, officers, directors, parents, subsidiaries, divisions, affiliates, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other person in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, trusts, predecessors, successors, and assigns.

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(b) “Released Claims” shall collectively mean any and all claims for relief (including Unknown Claims), rights, demands, suits, matters, causes of action, or liabilities, known or unknown, asserted or unasserted, that have been or could have been asserted in the Derivative Actions by Plaintiffs, Twitter, or by any Current Twitter Stockholder derivatively on behalf of Twitter against any Defendant or Released Person arising out of or based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Derivative Actions, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. Excluded from the term “Released Claims” are (i) all claims alleged in the Related Securities Class Action and (ii) all claims, rights, or obligations of Twitter or the Individual Defendants regarding indemnification, contribution, or insurance matters, as set forth in ¶ 5.5 and ¶ 5.6 of the Stipulation

(c) “Released Persons” means each of the Defendants and their Related Persons.

(d) “Unknown Claims” means any of the Released Claims which Plaintiffs, Twitter, Current Twitter Stockholders, or Defendants do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this

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Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Defendants shall expressly waive and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and Current Twitter Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and

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Defendant shall expressly settle and release, and each Current Twitter Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Twitter Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

8. The releases contained in ¶¶ 5.2 and 5.4 of the Stipulation shall be effective as of the Effective Date, and are expressly incorporated herein by reference and restated as follows:

(a) Upon the Effective Date, Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released,

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relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Derivative Actions against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or the Judgment.

(b) Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Twitter, and all of the Current Twitter Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

9. Plaintiffs’ Counsel are hereby awarded a Fee and Expense Award in the amount of $________________, which the Court finds to be fair and reasonable. The Fee and Expense Award shall be paid pursuant to the provisions of the Stipulation. Neither Plaintiffs, nor Plaintiffs’ Counsel, shall make, or assist any other counsel in making, any application for an award of fees or expenses in any other jurisdiction. Plaintiffs are hereby also awarded a service award in the amount of $________ each, to be paid from the Fee and Expense Award awarded to Plaintiffs’ Counsel.

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10. The above-captioned Derivative Actions pending in this Court and all of the claims asserted therein are dismissed with prejudice against Defendants. The Settling Parties are to bear their own costs, except as otherwise provided in this Judgment, the Scheduling Order, and the Stipulation. For the avoidance of doubt, nothing in this Final Judgment, the Settlement, or the Stipulation expands, augments, alters, restricts, curtails or limits the indemnification obligations of Twitter to the Individual Defendants.

11. The Court hereby permanently bars and enjoins Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) from filing or prosecuting, or aiding in filing or prosecuting, the Released Claims.

12. Neither the Settlement, the Stipulation (including any exhibits attached thereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of

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the Released Persons or Twitter; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

13. No proceedings or court order with respect to the Fee and Expense Award or any other award of fees or expenses to counsel representing any Current Twitter Stockholder shall in any way disturb or affect any other provision of this Judgment (including precluding this Judgment from being treated as final for purposes of any appeal or otherwise being treated as entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Judgment. The binding effect of this Judgment and the obligations of the Settling Parties under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of the Fee and Expense Award.

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14. Without further approval from the Court, the Settling Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation to effectuate the Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of the Settling Parties or Current Twitter Stockholders in connection with the Settlement.

15. Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Settling Parties and all Current Twitter Stockholders for purposes of the administration, implementation, and enforcement of the Settlement, Stipulation, and this Judgment.

16. There is no just reason to delay the entry of this Judgment as a final judgment in the above-captioned Derivative Actions pending in this Court. Accordingly, the Register in Chancery is expressly directed to enter immediately this Judgment dismissing with prejudice the above-captioned Derivative Actions pending in this Court.

DATED: _______________, 2021

Vice Chancellor Paul A. Fioravanti, Jr.

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